Exhibit 99.1

AGREEMENT

This Agreement is made and entered into by and between C. James Judson (hereinafter, “Judson”) and GigOptix, Inc., a Delaware Corporation (hereinafter, “GigOptix”), for the consideration and mutual promises hereinafter stated.

WHEREAS, Judson has served as a director of GigOptix since November, 2008; and

WHEREAS, Judson has determined to resign for personal reasons as a director of GigOptix effective as of November 18, 2011; and

WHEREAS, Judson and GigOptix (each a “Party” and collectively the “Parties”) desire to memorialize certain agreements, arrangements and understandings pertaining to their relationship;

NOW THEREFORE, Judson and GigOptix, intending to be legally bound, hereby agree as follows:

1. Resignation. Judson hereby resigns his position as a director of GigOptix effective as of the later to occur of November 21, 2011 or the date on which this Agreement has been executed by or on behalf of GigOptix and all required deliveries have been made pursuant to Section 3 below. The date of termination as determined in accordance with the preceding sentence is the “Termination Date.”

2. Certain Payments. Simultaneously with its delivery of this Agreement pursuant to Section 3 below, GigOptix shall deliver an amount equal to $4,000, representing Judson’s unreimbursed expenses in attending recent board meetings, together with the fees of Judson’s counsel incurred in entering into this Agreement.

3. Execution and Delivery. This Agreement shall be executed and delivered by each of the Parties by delivery of a manually executed or electronically reproduced signature page, together with (in the case of GigOptix) the fees and expense reimbursements set forth in Section 2 above, to the offices of Crowell & Moring, 275 Battery Street, 23rd Floor, San Francisco, California 94111, ATTN: Jeffrey Selman, to be held in escrow. Promptly following the receipt of the items set forth above, Mr. Selman shall telephonically affirm to each of the Parties that the deliveries required of the other Party have been deposited as provided in this Agreement, and shall ascertain whether the Parties agree to the release of the items delivered by them. Upon such a determination, Mr. Selman (i) shall dispatch to GigOptix a copy of this Agreement executed and delivered by Judson and (ii) shall dispatch to Judson a copy of this Agreement executed and delivered by GigOptix, together with a check in the amount set forth in Section 2 above.

4. Exercise Period for Stock Options. Immediately prior to the Termination Date, the stock options (other than 7,500 performance-based options issued on March 17, 2010) previously issued by GigOptix to Judson shall be, and each of them hereby is, amended: (i) to provide that such options shall be fully and indefeasibly vested; and (ii) to provide that the expiration date of such options shall extend until the earlier to occur of the tenth anniversary of the date of grant of such options, or the date upon which such option would otherwise have expired assuming no earlier cessation of the relationship between GigOptix and Judson. GigOptix does hereby appoint

Judson as its true and lawful attorney in fact, with full power of substitution, to take any such actions and to execute and deliver such instruments and other documents as may be necessary or appropriate to evidence the foregoing amendments in the event GigOptix fails in the timely performance of any such obligation.

5. Subsequent Comments and Disclosures. Each of the Parties hereby acknowledges that it holds the other in mutual respect and regard, and each of them affirmatively agrees to endorse, and to refrain from directly or indirectly disparaging, the other Party. Judson represents and warrants to GigOptix and its Board of Directors that at no time during Judson’s tenure as a Director did Judson have reason to question in any material respect any matter relating to the accounting practices or principles of GigOptix or its certifying accountants, or relating to the compensation policies or practices of GigOptix. GigOptix acknowledges and agrees that it will inform inquirors referred by Judson that Judson served GigOptix capably and well, with the highest degree of professionalism and with the utmost attention to his fiduciary duties. Judson acknowledges that, if GigOptix issues a Current Report on Form 8-K relating to Judson’s separation from GigOptix, there is no matter known to Judson which would require a disclosure by Judson pursuant to Item 5.02(a) of Form 8-K under the Securities Exchange Act of 1934, as amended. GigOptix agrees that it will permit counsel for Judson to review the proposed Current Report on Form 8-K and any other public disclosure which GigOptix intends or undertakes to issue, in each case not less than one business day prior to the filing or issuance of such communication, and other than as would cause GigOptix to issue a report or communication which contains a misstatement of a material fact, or omits to state a material fact necessary, in light of the statements contained therein, to render such statements accurate and complete in all material respects.

6. Indemnification. GigOptix hereby irrevocably agrees to indemnify Judson to the fullest extent permitted by the Delaware General Corporation Law, as in effect from time to time. Without diminishing the scope of the indemnification provided by this Section, the rights of indemnification of Judson provided hereunder shall include, but shall not be limited to, those rights hereinafter set forth in this Agreement, except that no indemnification shall be available to Judson:

(a) on account of (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Judson of securities of GigOptix within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or similar provisions of any other federal, state or other statutory law or common law, or (ii) any reimbursement of GigOptix by Judson of any bonus or other incentive-based or equity-based compensation or of any profits realized by Judson from the sale of securities of GigOptix, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of GigOptix pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to GigOptix of profits arising from the purchase and sale by Judson of securities in violation of Section 306 of the Sarbanes-Oxley Act),

(b) on account of conduct of Judson which is finally adjudged by a court of competent jurisdiction to have been knowingly fraudulent or to constitute willful misconduct;

(c) in circumstances where payment has actually been made to or on behalf of Judson under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(d) in any circumstance where such indemnification is expressly prohibited by applicable law; or

(e) in connection with any Proceeding (or part thereof) initiated by Judson, or any Proceeding by Judson against GigOptix or its directors, officers, or employees, (i) unless (x) such indemnification is expressly required to be made by law, (y) the Proceeding was authorized by the Board of Directors of GigOptix, or (z) such indemnification is provided by GigOptix in its sole discretion, pursuant to the powers vested in GigOptix under applicable law, or (ii) except as expressly provided in this Section 6.

7. Actions Other Than by or in the Right of GigOptix. Judson shall be entitled to the indemnification rights provided in this Section 7 if Judson was or is a party or is threatened to be made a party to any Proceeding, other than an action by or in the right of GigOptix, arising out of or relating to any Indemnifiable Claim. Pursuant to this Section 7, Judson shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement which were actually and reasonably incurred by him in connection with such Proceeding unless it is finally determined by a court of competent jurisdiction that Judson did not act in good faith and in a manner Judson reasonably believed to be in or not opposed to the best interests of GigOptix, and, with respect to any criminal action or Proceeding, if Judson had no reasonable cause to believe Judson’s conduct was unlawful.

For purposes of this Agreement, the following terms have the meanings ascribed to them below:

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the Power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Certificate” means the Certificate of Incorporation of GigOptix, as in effect on the date hereof, and as subsequently amended.

“Expenses” means all expenses and other costs incurred by or on behalf of Judson, including, without limitation, all attorneys’ fees, retainers, deposits and other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Proceeding relating to any Indemnifiable Claim.

“Indemnifiable Claim” means any event or occurrence, whether occurring prior or after the date of this Agreement, related to or arising out of the fact that Judson is or was a director, officer, employee or agent of GigOptix or predecessor Person, or is or was serving at the request of GigOptix as a director, officer, employee or agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, joint venture or trust, or by reason of any act or omission by Judson in any such capacity.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust or unincorporated organization, or government or any agency or political subdivision thereof.

“Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, mediation or proceeding, appeal of any of the foregoing or any inquiry or investigation, whether instituted by GigOptix or any other party, that Judson in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative or investigative in nature and whether formal or informal.

8. Actions by or in the Right of GigOptix. Judson shall be entitled to the indemnification rights provided in this Section 8 if Judson was or is a party or is threatened to be made a party to any Proceeding brought by or in the right of GigOptix to procure a judgment in its favor arising out of or relating to any Indemnifiable Claim. Pursuant to this Section 8, Judson shall be indemnified against all Expenses and amounts paid in settlement actually incurred by Judson in connection with such Proceeding, unless it is finally judicially determined that Judson did not act in good faith and in a manner Judson reasonably believed to be in or not opposed to be the best interests of GigOptix; provided, however, that no such indemnification shall be made in respect of any claim, issue, right or matter as to which applicable law expressly prohibits such indemnification by reason of any adjudication of liability of Judson to GigOptix or in connection with any other Proceeding charging improper personal benefit to Judson in which Judson was adjudged liable on the basis that personal benefit was improperly received by Judson, unless and only to the extent that the Chancery Court of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Judson is fairly and reasonably entitled to indemnify for such expenses and costs which such court shall deem proper.

9. Additional Indemnity. In addition to the indemnification provided in Sections 6 through 8 of this Agreement, GigOptix shall, and hereby does, irrevocably agree to indemnify and hold harmless Judson against all Expenses, judgments, penalties, fines and amounts paid in settlement actually incurred by Judson or on Judson’s behalf if, in connection with any Proceeding arising out of or related to an Indemnifiable Claim, including, without limitation, all liability arising out of negligence or active or passive wrongdoing of Judson unless it is finally judicially determined by a court of competent jurisdiction that such indemnification is unlawful.

10. Indemnification for Expenses and Costs of Successful Party. Notwithstanding the other provisions of this Agreement, to the extent that Judson has served on behalf of GigOptix as a witness or other participant in any claim, action or Proceeding, or has been successful, on the merits or otherwise, in defense of any action, suit or Proceeding referred to in Sections 6 through 9 hereof, or in defense of any claim, issue or matter therein, including, but not limited to, the dismissal of any action without prejudice, Judson shall be indemnified against all Expenses incurred by Judson in connection therewith.

11. Partial Indemnification. If Judson is entitled under any provision of this Agreement to indemnification by GigOptix for some or a portion of the Expenses, costs, judgments, fines and amounts paid in settlement actually incurred by Judson in connection with any Proceeding, but is not entitled to indemnification for the total amount thereof, GigOptix shall nevertheless indemnify Judson for the portion of such Expenses, costs, judgments, penalties, fines and amounts paid in settlement actually incurred by Judson to which Judson is entitled. Without limiting the generality of the foregoing, if any Proceeding is brought against Judson in Judson’s capacity as a director, officer, or employee and as a shareholder or as a director officer, employee or agent of any shareholder or other person, the presumption shall be that recovery is sought by reason of Judson’s status as a director, officer or employee of GigOptix.

12. Determination of Entitlement to Indemnification. It is the intention of the parties that this Agreement provide Judson with rights to indemnification that are as favorable as may be permitted by Delaware law and the public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event that there is any question as to whether Judson is entitled to indemnification under this Agreement.

(a) To obtain indemnification under this Agreement, Judson shall submit to GigOptix a written request for indemnification, including an identification of the action, Proceeding or claim giving rise to such request. In addition, at the request of GigOptix, Judson shall also provide such other documentation and information as is reasonably requested by GigOptix and which is reasonably available to Judson and reasonably necessary to determine whether and to what extent Judson is entitled to indemnification. The Secretary or Assistant Corporate Secretary of GigOptix shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Judson has requested indemnification. Any Expenses incurred by Judson in connection with Judson’s request for indemnification hereunder shall be borne by GigOptix.

(b) Upon written request by Judson for indemnification under Section 12(a), the entitlement of Judson to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons, who shall be empowered to make such determination: (a) in the event that no Change of Control (as defined below) has occurred, by (i) the Board of Directors of GigOptix or a duly designated committee of the Board of Directors of GigOptix to whom such authority has been delegated, by a majority vote of a quorum consisting of Disinterested Directors; or (ii) if such a quorum is not obtainable or, even if obtainable, if either the Board of Directors, by the majority vote of Disinterested Directors, or Judson, by notice to GigOptix, so elects, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Judson and (b) in the event that a Change of Control has occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Judson. The term “Disinterested Director” means a Director of GigOptix who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Judson. The term “Independent Counsel” means a law firm with a reputable corporate governance practice or a member of such a law firm that neither is presently nor in the past five years has been retained to represent: (i) GigOptix or Judson in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either GigOptix or Judson in an action to determine Judson’s right to indemnification under this Agreement.

(c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(b) hereof, the Independent Counsel shall be selected by Judson. Judson shall notify GigOptix in writing of the identity of the Independent Counsel so selected. GigOptix may, within 10 days after such written notice of selection shall have been given, deliver to Judson a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements for serving as Independent Counsel as set forth in Section 12(b), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Judson of a written request for indemnification pursuant to Section 12(a) hereof, no Independent Counsel shall have been selected and not objected to, either GigOptix or Judson may petition the applicable District Court of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made to Judson’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under this Agreement hereof. GigOptix shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Agreement, and GigOptix shall pay all reasonable fees and expenses incident to the procedures of this Section 12(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Judson is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(e) Judson shall be deemed to have acted in good faith if Judson’s action is based on the records or books of account of GigOptix, including financial statements, or on information supplied to Judson by the officers of GigOptix in the course of their duties, or on the advice of legal counsel for GigOptix or on information or records given or reports made to GigOptix by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by GigOptix. In addition, the knowledge and/or actions, or failure to act, of any other director, or of any officer, agent or employee of GigOptix shall not be imputed to Judson for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 12(e) are satisfied, it shall in any event be presumed that Judson has at all times acted in good faith and in a manner Judson reasonably believed to be in or not opposed to the best interests of GigOptix. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f) If the person, persons or entity empowered or selected under Section 12 to determine whether Judson is entitled to indemnification shall not have made a determination within 45 days after receipt by GigOptix of the written request therefore, the requisite determination of entitlement to indemnification shall be deemed to have been made and Judson shall be entitled to such indemnification absent a misstatement by Judson of a material fact, or an omission of a material fact necessary to make Judson’s statement not materially misleading, in connection with the request for indemnification, or a prohibition of such indemnification under applicable law; provided, however, that such 45-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto. Pending any such determination, GigOptix shall advance Expenses as provided in Section 13, subject to the undertaking set forth in Section 13 to repay such amounts if it is ultimately determined that Judson is not entitled to indemnification hereunder.

(g) GigOptix acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Judson is a party is resolved in any manner other than by adverse judgment against Judson (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that Judson has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. In addition, the termination of any Proceeding by judgment, order, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that Judson did not act in good faith and in a manner which Judson reasonably believed to be in or not opposed to the best interests of GigOptix, and, with respect to any criminal action or Proceeding, that Judson had reasonable cause to believe that Judson’s conduct was unlawful; or (b) otherwise adversely affect the rights of Judson to indemnification, except as may be provided herein.

13. Advancement of Expenses and Costs. All Expenses actually incurred by Judson shall be paid by GigOptix in advance of the final disposition of such action, suit or Proceeding, if so requested by Judson, within 20 days after the receipt by GigOptix of a statement or statements from Judson requesting such advance or advances. Judson may submit such statements from time to time. Judson’s entitlement to such expenses shall include those incurred in connection with any Proceeding by Judson seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence the expenses and costs incurred by Judson in connection therewith and shall include or be accompanied by (a) a written affirmation of Judson’s good faith belief that Judson has met the standard of conduct described in Section 141 of the Delaware General Corporation Law, and (b) an undertaking by or on behalf of Judson to repay such amount if it is ultimately determined that Judson is not entitled to be indemnified against such expenses and costs by GigOptix pursuant to this Agreement or otherwise. Any such repayment obligation shall be unsecured and shall be interest free. In addition, in the event that a Change of Control has occurred, GigOptix shall, upon the request of Judson, deposit in an escrow account with a financial institution reasonably satisfactory to Judson an amount equal to the Expenses reasonably projected by counsel to Judson to be incurred over the next six months in connection with defending, or investigating or preparing to defend, any Proceeding with respect to which Judson is entitled to indemnification or advancement of Expenses, and shall, from time to time upon request of Judson replenish the amount of such escrow deposit so that, after the date of such additional deposit, the amount of such escrow account is at least equal to such reasonably projected Expenses over the ensuing six month period.

14. Remedies of Judson in Cases of Determination not to Indemnify or to Advance Expenses. In the event that a determination is made that Judson is not entitled to indemnification hereunder or if payment has not been timely made or if Expenses are not timely advanced pursuant to Section 13, Judson shall be entitled to a final adjudication following a determination of entitlement to indemnification pursuant to Section 12 in the Chancery Court of the State of Delaware of Judson’s entitlement to such indemnification or advance. Alternatively, Judson may, at Judson’s sole option, seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within 60 days following the filing of the demand for arbitration. GigOptix shall not oppose Judson’s right to seek any such adjudication or award in arbitration or any other claim. Such judicial Proceeding or arbitration shall be made de novo and Judson shall not be prejudiced by reason of a determination (if so made) that Judson is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 12 hereof that Judson is entitled to indemnification, GigOptix shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. GigOptix further agrees to stipulate in any such court or before any such arbitrator that GigOptix is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that Judson is entitled to any indemnification hereunder, GigOptix shall pay all reasonable expenses (including attorneys’ fees) and costs actually incurred by Judson in connection with such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings).

15. Change of Control.

(a) A “Change of Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of GigOptix or a corporation owned directly or indirectly by the stockholders of GigOptix in substantially the same proportions as their ownership of stock of GigOptix, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of GigOptix representing 25% or more of the total voting power represented by GigOptix’s then outstanding Voting Securities (as defined below), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of GigOptix and any new director whose election by the Board of Directors or nomination for election by GigOptix’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of GigOptix approve a merger or consolidation of GigOptix with any other corporation, other than a merger or consolidation which would result in the Voting Securities of GigOptix outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of GigOptix or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of GigOptix approve a plan of complete liquidation of GigOptix or an agreement for the sale or disposition by GigOptix of (in one transaction or a series of transactions) all or substantially all GigOptix’s assets. The term “Voting Securities” means any securities of GigOptix that vote generally in the election of directors.

(b) GigOptix agrees that if there is a Change in Control of GigOptix (other than a Change in Control which has been approved by a majority of GigOptix’s Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Judson to indemnity payments and Expense advances under this Agreement or any other agreement, Company Bylaw or provision in the Certificate now or hereafter in effect relating to claims for Indemnifiable Events, GigOptix shall seek legal advice only from Independent Legal Counsel selected by Judson. GigOptix agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

16. Non-Exclusivity; Insurance.

(a) The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Judson may now or in the future be entitled under the Delaware General Corporation Law or under any provision of the Certificate or Bylaws of GigOptix, any vote of stockholders or Disinterested Directors, any other provision of law or otherwise. No amendment, or alteration of this Agreement or of any provision hereof shall limit or restrict any right of Judson under this Agreement in respect of any action taken or omitted by Judson prior to such amendment or alteration. To the extent that a change in the Delaware General Corporation Law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate, Bylaws and this Agreement, it is the intent of the parties hereto that Judson shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that GigOptix maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of GigOptix or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of GigOptix, Judson shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a Proceeding pursuant to the terms hereof, GigOptix has director and officer liability insurance in effect, GigOptix shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. GigOptix shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Judson, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

17. Additional Provisions Regarding Third Party Indemnification of Judson. GigOptix acknowledges that Judson may be entitled to, or may be provided, indemnification by another Person (a “Third Party Indemnitor”) in respect of Judson’s service as a director or officer for Expenses, judgments, penalties, fines and amounts paid in settlements with respect to an Indemnifiable Claim for which Judson is also entitled to seek indemnification hereunder (the “Company Indemnified Expenses”). GigOptix acknowledges and agrees that, as between GigOptix and its subsidiaries, on the one hand, and the Third Party Indemnitor and its Affiliates (other than GigOptix and its subsidiaries), on the other hand, GigOptix shall be primarily liable to Judson with respect to any Company Indemnified Expenses and any liability of the Third Party Indemnitor or its Affiliates to Judson shall be secondary liability. In recognition of the primary liability of GigOptix, GigOptix agrees that, in the event that the Third Party Indemnitor or any of its Affiliates pays any Company Indemnified Expenses to or on behalf of Judson, reimburses Judson for any Company Indemnified Expenses paid by Judson or advances amounts to Judson (including by way of any loan) for the payment of Company Indemnified Expenses, then (i) GigOptix shall pay to the Third Party Indemnitor any amounts so paid, reimbursed or advanced, to the extent that Judson would have been entitled to indemnification of such Company Indemnified Expenses and (ii) the Third Party Indemnitor shall be subrogated to all of the rights of Judson with respect to any claim that Judson could have brought against GigOptix or any subsidiary with respect to any Company Indemnified Expenses that have been paid, reimbursed or advanced to or on behalf of Judson. All such payments to the Third Party Indemnitor shall be made within 5 business days of the receipt by GigOptix of written notice from the Third Party Indemnitor of such payment, reimbursement or advance, accompanied by documentation showing, in reasonable detail, GigOptix Indemnified Expenses so paid, reimbursed or advanced by the Third Party Indemnitor or any of its Affiliates. The Third party Indemnitor shall be an express third party beneficiary of this Agreement and GigOptix agrees, upon request of Judson or the Third Party Indemnitor, to enter into an agreement with the Third Party Indemnitor evidencing this agreement. GigOptix shall also reimburse the Third Party Indemnitor and its Affiliates for all expenses, including legal expenses, incurred in enforcing this Section 12 or any other applicable portion of this Agreement.

18. Attorneys’ Fees and Other Expenses to Enforce Agreement. Without limiting the generality of Section 25 below, In the event that Judson is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Judson’s rights under, or to recover damages for breach of, this Agreement, Judson, if Judson prevails in whole or in part in such action, shall be entitled to recover from GigOptix and shall be indemnified by GigOptix against any actual Expenses reasonably incurred by Judson in connection therewith. Interest on unpaid indemnification amounts shall be computed in accordance with Section 25, below.

19. Duration of Agreement. The terms of Sections 6 through 19 of this Agreement shall continue until and terminate upon the later of: (a) 20 years after Judson has ceased to serve as a director, officer, employee, agent or fiduciary of GigOptix or to serve at the request of GigOptix as a director, officer, employee, agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, joint venture or trust, and (b) the final termination of all pending or threatened Proceedings to which Judson may be subject by reason of the fact that Judson is or was a director, officer, employee, agent or fiduciary of GigOptix or is or was serving at the request of GigOptix as a director, officer, employee, agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, joint venture or trust, or by reason of any act or omission by Judson in any such capacity. The indemnification provided under this Agreement shall continue as to Judson regardless of Judson’s status as a director, member of the board of advisors, or stockholder of GigOptix. This Agreement shall be binding upon GigOptix and its successors and assigns and shall inure to the benefit of Judson and Judson’s spouse, successors, assigns, heirs, devisees, executors, administrators or other legal representatives.

20. Future Legal Actions. Other than to enforce the terms of this Agreement or to enforce or seek the protection of the exculpation, limitation of liability, and indemnification provisions of the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of GigOptix as currently existing or hereafter adopted, at no time after the execution of this Agreement will either Party file or maintain, or cause or knowingly permit the filing or maintenance, in any state, federal or foreign court or administrative agency, or any other tribunal, any charge, claim or action of any kind, nature or character whatsoever, known or unknown, on their own behalf or on behalf of others against Judson or GigOptix, respectively, which either Party may now have, or which either Party may ever have had, based upon any acts (or omissions to act) which occurred before signing this Agreement.

21. Release of Claims. Each of the Parties does, on its own behalf and on behalf of its Affiliates, successors, heirs, beneficiaries and assigns, hereby forever release and discharge the other Party and that other Party’s Affiliates, heirs, successors, beneficiaries and assigns from any and all liabilities, known or unknown, existing between the Parties as of the Termination Date, other than as to the matters expressly governed by this Agreement. It is understood and agreed that, other than as expressly excluded by this Agreement, this is a full and final release covering all known and unknown, undisclosed and unanticipated losses, wrongs, injuries, debts, claims or damages to Judson and to GigOptix, which may have arisen, or may arise from any act or omission prior to the date of execution of this Agreement arising out of or related, directly or indirectly, to Judson’s employment, termination of employment, or lack of employment, with GigOptix, as well as those alleged losses, injuries, debts, claims or damages now known or unknown which have arisen, or may arise as a result of any act or omission which occurred prior to signing this Agreement as described above. Except with regard to claims that are expressly not released by this Agreement, Judson and GigOptix expressly waive any and all rights and benefits conferred upon them by the provisions of Section 1542 of the California Civil Code or by the statutes or common law of any jurisdiction which have the same effect as the provisions of section 1542 which reads:

Except with regard to claims that are expressly not released by this Agreement, Judson and GigOptix assume all risks attendant to release of claims previously or hereafter arising which are unknown, unforeseen or latent. Judson and GigOptix understand and acknowledge the significance and consequences of such a specific waiver of the protections of Section 1542.

22. The Parties agree that this Agreement is made in good faith and is fair, reasonable and adequate. The Parties further covenant never to challenge this Agreement or to assist anyone else in doing so on any ground, including, without limitation, that it was not made in good faith.

23. The parties warrant that they have the sole right and authority to execute this Agreement, and that they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim or demand relating to any rights surrendered by virtue of this Agreement.

24. This Agreement shall be construed and governed by the laws of the State of California. The Parties hereto further agree that if, for any reason, any provision hereof is unenforceable, the remainder of this Agreement shall nonetheless remain binding and in effect.

25. Should any legal action arise in relation to this Agreement, the prevailing Party shall be entitled to recover from the non-prevailing Party, in addition to such other relief as may be awarded by an arbitrator or court, the reasonable fees and costs of litigation, including without limitation the cost of attorneys, expert witnesses, filing fees and any other fees of any related nature (including fees and costs incurred prior to the commencement of arbitration or litigation, fees and costs incurred in connection with any mandatory or obligatory mediation or settlement conferences, and any appeal and post-judgment or post-award actions). Any fees and costs incurred by the prevailing Party shall bear interest from the date on which such fees and costs were incurred through the date of payment, at a rate equal to the lesser of eighteen percent (18%) per annum or the highest rate allowed by law.

26. This Agreement constitutes the complete understanding between Judson and GigOptix and supersedes any and all agreements, promises or inducements between Judson and GigOptix or any director, officer, employees or agents. No promises or agreements made after the execution of this Agreement by the Parties shall be binding unless reduced to writing and signed by the Parties.

Execution Page to Agreement

Between

C. James Judson and GigOptix, Inc.

Dated: November ___, 2011	/s/ C. James Judson
C. JAMES JUDSON

Dated: November ___, 2011	GigOptix, Inc.

	By	/s/ Avi S. Katz
Avi S. Katz
Chief Executive Officer

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